Exhibit 99.2

FOR IMMEDIATE RELEASE
Contacts:
Timothy A. Bonang, Vice President, Investor Relations, or
Elisabeth A. Heiss, Manager, Investor Relations
(617) 796-8234
www.snhreit.com

Senior Housing Properties Trust Announces Early Termination of 10 Sunrise Leases and
Continued Operations in its Taxable REIT Subsidiary

Newton, MA (May 30, 2012).  Senior Housing Properties Trust (NYSE: SNH) today announced that it has entered agreements for early terminations of leases for 10 senior living communities (2,472 living units) currently operated by Sunrise Senior Living, Inc. (NYSE:  SRZ).   As and after appropriate regulatory approvals are obtained, SNH expects to lease these communities to its wholly owned taxable REIT subsidiaries (“TRSs”) and the communities will be managed by Five Star Quality Care, Inc. (NYSE:  FVE).

On December 30, 2011, SNH announced that Sunrise notified SNH that it would not renew these 10 leases when the current terms end on December 31, 2013.  Sunrise’s obligations under these leases are guaranteed by Marriott International, Inc. (NYSE:  MAR), the former tenant of the 10 communities, and the renewal of these leases required MAR’s approval.  The agreement announced today will accelerate the terminations of these leases and the transfers of these operations from Sunrise to SNH’s TRSs.  Also, SNH will purchase the inventory and certain improvements owned by Sunrise at these communities for a total of $1 million.

The 10 communities had combined average occupancy in 2011 of approximately 87% and combined gross revenues of approximately $115.6 million.   A large majority of these revenues were paid by residents from their private resources, not from Medicare or Medicaid government funded programs.  The minimum rents historically paid by Sunrise to SNH for these communities were approximately $13.5 million per year (plus percentage rents of approximately $2.8 million based upon revenue increases at these communities) and the net cash flow historically realized from operations of these communities in 2011 was approximately 1.5x the minimum rents due to SNH.  The ten communities are located in six states:  Arizona, 2 communities (293 living units); California, 1 community (393 living units); Florida, 4 communities (1,163 living units); Illinois, 1 community (364 living units); Texas, 1 community (145 living units); and Virginia, 1 community (114 living units).

The management contract terms between SNH and Five Star will be substantially similar to the management contracts previously entered between SNH and Five Star for other communities owned by SNH and managed by Five Star; and these management contracts will be combined, or pooled, with other management contracts between SNH and Five Star, including the contracts for the Vi®Classic Residences (f/k/a Classic Residences by Hyatt), for purposes of determining incentive fees due to Five Star and otherwise.  Sunrise will continue to lease four communities with 1,619 living units owned by SNH under leases which currently run through December 31, 2018, and Sunrise’s obligations to SNH under those four leases will continue to be guaranteed by Marriott.

Commenting upon today’s announcement, David J. Hegarty, President of SNH made the following statement:

“Because of the expected termination of Sunrise’s leases at year end 2013, SNH believes it is important for the community residents and for SNH that these operations be transferred to a manager with a longer term outlook as soon as possible.

“Five Star operates some of the highest quality retirement communities in the country, including several that have achieved national recognition for superior services to residents.  SNH will be working with Five Star to conduct a thorough investigation of the staffing and capital needs at these communities; and SNH expects they will become among the best run communities in the country.

“It appears to SNH that Sunrise has made some progress toward improving its financial condition since accounting irregularities were disclosed a few years ago.  However, according to information published by Sunrise, Sunrise remains in default of certain debts.  In these circumstances and in the absence of continuing guarantees of Sunrise’s obligations from Marriott, SNH determined that it would be best for SNH if these operations were transferred to its TRSs and managed by a financially stable, high quality operator like Five Star.”

Because of required regulatory approvals, the lease terminations, the new TRS leases and the Five Star management contracts discussed in this press release are expected to be completed during the remainder of 2012.

Senior Housing Properties Trust is a real estate investment trust, or REIT, which owns independent and assisted living communities, nursing homes, rehabilitation hospitals, wellness centers and medical office buildings throughout the United States.  SNH is headquartered in Newton, MA.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER SNH USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, IT IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE BASED UPON SNH’S CURRENT INTENT, BELIEFS OR EXPECTATIONS, BUT THEY ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS BEYOND SNH’S CONTROL.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT THE HISTORICAL OPERATIONS OF THE 10 COMMUNITIES TO BE LEASED TO SNH’S TRSS COVERED THE MINIMUM RENTS DUE SNH BY 1.5 TIMES IN 2011.  AN IMPLICATION OF THIS STATEMENT MAY BE THAT SNH WILL REALIZE MORE INCOME FROM THESE COMMUNITIES THAN THE HISTORICAL RENTS SNH RECEIVED.  HOWEVER, THE INCOME WHICH SNH MAY REALIZE FROM THESE 10 COMMUNITIES WILL DEPEND UPON THE RESULTS OF FUTURE OPERATIONS MANAGED BY FIVE STAR.  FIVE STAR MAY BE UNABLE TO MAINTAIN THE HISTORICAL OCCUPANCY AT THESE COMMUNITIES AND FIVE STAR’S OPERATIONS MAY BE MORE EXPENSIVE THAN SUNRISE’S HISTORICAL OPERATIONS.  ALSO, SUNRISE’S FIRST QUARTER 2012 REPORT INDICATES THAT THE CASH FLOW SUNRISE HAS REALIZED FROM THESE 10 COMMUNITIES IS LESS THAN THE RENTS DUE SNH AND SNH DOES NOT KNOW WHETHER THESE RESULTS ARE TEMPORARY AND REVERSIBLE OR IF THEY INDICATE A MORE SERIOUS LONG TERM DECLINE IN ACHIEVABLE FINANCIAL RESULTS. FACTORS BEYOND SNH’S OR FIVE STAR’S CONTROL ALSO COULD ADVERSELY IMPACT THE FUTURE FINANCIAL RESULTS OF THESE COMMUNITIES OR SOME OF THEM, SUCH AS AN OUTBREAK OF PANDEMICS, OTHER NATURAL DISASTERS OR CHANGES IN LABOR MARKETS.  FOR THESE REASONS, AMONG OTHERS, FIVE STAR’S MANAGEMENT OF THESE 10 COMMUNITIES MAY NOT PRODUCE FINANCIAL RESULTS FOR SNH WHICH ARE BETTER THAN, OR EVEN AS GOOD AS, THE HISTORICAL RENTS SNH RECEIVED.

•                  THIS PRESS RELEASE STATES THAT SNH EXPECTS THE LEASE TERMINATIONS, THE NEW TRS LEASES AND THE FIVE STAR MANAGEMENT CONTRACTS TO BE COMPLETED DURING THE REMAINDER OF 2012.  ALL OF THE 10 COMMUNITIES DISCUSSED IN THIS PRESS RELEASE ARE OWNED BY SNH FREE AND CLEAR OF MORTGAGE DEBTS AND NO LENDER APPROVALS WILL BE REQUIRED FOR THE LEASE TERMINATIONS, THE NEW TRS LEASES OR THE NEW MANAGEMENT AGREEMENTS.  HOWEVER, THE TRANSFERS OF OPERATING CONTROL OF THESE 10 COMMUNITIES ARE SUBJECT TO HEALTH REGULATORY APPROVALS IN THE STATES WHERE THESE COMMUNITIES ARE LOCATED AS WELL AS SOME APPROVALS FROM CERTAIN THIRD PARTY PAYORS FOR RESIDENT SERVICES.  SNH CANNOT CONTROL THE RESULTS OR TIMING OF THESE APPROVAL PROCESSES.  ACCORDINGLY, SOME OF THESE APPROVALS MAY BE DELAYED OR MAY NOT OCCUR AND THE CANCELLATION OF THE SUNRISE LEASES AND TRANSFER OF OPERATIONS TO SNH’S TRSS MAY BE DELAYED OR MAY NOT OCCUR.

FOR THESE REASONS, AMONG OTHERS, INVESTORS SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.

EXCEPT AS REQUIRED BY LAW, SNH DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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